EXHIBIT 99.1

tronc, Inc. Reports Fourth Quarter and Full Year 2016 Results

CHICAGO, Feb. 22, 2017 (GLOBE NEWSWIRE) -- tronc, Inc. (NASDAQ:TRNC) today reported financial results for its fourth quarter and full year ended December 25, 2016.

2016 FULL YEAR HIGHLIGHTS

  Net Income increased by over $9 million compared to 2015
  Earnings Per Share increased by $0.30 from prior year
  Adjusted EBITDA grew to $181 million, an increase of $23 million over prior year
  Total operating expenses decreased $95 million, and Adjusted total operating expenses declined by $123 million compared to 2015
  Cash on the balance sheet increased to $198 million creating substantial liquidity for the Company to execute its strategy in 2017

“2016 was a transitional year for our company and despite unexpected distractions we delivered strong financial results for the full year of 2016, including total revenues of $1.61 billion, and Adjusted EBITDA of $181 million, which was well ahead of our November guidance and consistent with our January year-end guidance update," said CEO Justin Dearborn.  "We continued to make progress in growing our digital audience, with our average monthly unique visitors in the fourth quarter of 2016 up 16% year-over-year and our total paid all access subscribers reaching just under a million at the end of 2016. With a focused strategy and strong balance sheet in place, we believe we are well-positioned to further develop our business transformation in 2017.”

2016 FOURTH QUARTER AND FULL YEAR RESULTS

Total Revenues in the fourth quarter of 2016 were $425 million, down 6.9% compared to $457 million in the fourth quarter of 2015.  Advertising revenue was down 13.7% from the prior-year period, however, circulation experienced an increase of 6.0% compared to prior-year with the majority of the growth attributed to the Chicago Tribune, LA Times and Baltimore Suburban papers.  Total Revenues for the full year 2016 were $1.61 billion, down 4.0% from 2015.  Total revenues, excluding revenues from The San Diego Union-Tribune, were down 6.7% compared to 2015.

Total Operating Expenses, including depreciation and amortization, for the fourth quarter of 2016 were $384 million, down $63 million or 14.2% compared to $447 million in the fourth quarter of 2015.  Total Operating Expenses declined by $95 million for the full year 2016 compared to 2015 largely due to a decrease of $53 million in compensation expense related to the headcount reduction from the Employee Voluntary Separation Program (EVSP) implemented in fourth quarter of 2015 and the information technology outsourcing (ITO) implemented in the first quarter of 2016.  Total operating expenses for the twelve months ended December 25, 2016, adjusted to exclude expenses relating to The San Diego Union-Tribune for comparability and other restructuring and related costs, resulted in a total savings of $123 million from the prior-year period (as set forth in the Non-GAAP reconciliations below).

Net Income for the fourth quarter of 2016 was $19 million compared to a net loss of $0.1 million in the fourth quarter of 2015, which included a $46 million pre-tax charge related to the EVSP.  Adjusted net income for the fourth quarter of 2016 declined by $11 million compared to prior-year quarter, however, Adjusted net income for the full year 2016 increased by $1 million on a year-over-year basis.

Net Income per share for the 2016 fourth quarter, on a fully diluted basis, was $0.53 compared to break-even in the fourth quarter of 2015, which included the EVSP charges discussed above.  Net Income per share for full year 2016 was $0.19, or $0.30 per share more than the full year 2015.

Adjusted EBITDA for the fourth quarter of 2016 was $67 million, or a decrease of $2 million from the fourth quarter of 2015.  Adjusted EBITDA for the full year 2016 grew to $181 million, an increase of $23 million from $157 million in 2015.

Segment reporting
Beginning in the second quarter of 2016, the Company was realigned under its new management team into two distinct segments: troncM, which is comprised of the Company’s media groups excluding their digital revenues and related expenses, except digital subscription revenues when bundled with a print subscription, and troncX, which includes all digital revenues and related expenses of the Company from local websites and mobile applications, digital only subscriptions, and Tribune Content Agency, Forsalebyowner.com and Motiv8.

Included in tables below is segment reporting for troncM and troncX for the three and twelve months ended December 25, 2016 and December 27, 2015.  Corresponding information for earlier periods has been revised to reflect the change in reportable segments.

Total Revenues for troncM for the quarter were $367 million or a decrease of 8.0% compared to the fourth quarter of 2015.  Advertising revenue declined by 16.0% which was partially offset by a 4.9% increase in circulation revenues.  Operating expenses declined by $27 million or 8.0% compared to the prior-year quarter due primarily to decreases in compensation expense.  Income from operations for troncM was $56 million or an 8.0% decline from prior-year quarter as the decline in expenses was not enough to offset the decline in revenue.  Adjusted EBITDA for troncM for the fourth quarter of 2016 was $64 million or essentially flat from the prior-year quarter.

Total Revenues for troncX for the fourth quarter of 2016 were $60 million, up 1% from prior-year quarter.  Advertising revenues for troncX declined by 3.3% while content revenues, which includes digital only subscriptions and content syndication, increased by 21.2%.  Income from operations for troncX was $9 million or a decline of $2 million from prior-year period while Adjusted EBITDA for the fourth quarter was flat from the prior-year quarter.

Total fourth quarter 2016 average monthly unique visitors were 57 million, up 16% from prior-year quarter while digital only subscribers grew to 160,000, up 82% from the prior year and up 17% sequentially.

Net Cash Provided by Operating Activities was $30 million for the fourth quarter of 2016 and $86 million for the twelve months ended December 25, 2016.  Capital expenditures totaled $5 million for the quarter and $21 million for the full year 2016.  Debt and Pension liabilities were reduced by $26 million during the year.  Cash increased by $158 million during the year to end at $198 million.

2017 Full Year Guidance for Total Revenues remains at a range of $1.57 to $1.60 billion and Adjusted EBITDA remains at a range of $185 to $195 million.

TIMOTHY P. KNIGHT APPOINTED PRESIDENT OF TRONCX

The Company also today announced that digital media executive Timothy P. Knight, co-founder of the digital business that created cars.com and apartments.com, has been appointed as President of the Company's digital content and commerce division troncX, effective February 23, 2017.

“We are fortunate that Tim has joined the Company to continue the development of our digital business as we increase our audience and further leverage data and technology to expand our opportunities for growth and vitality,” said CEO Justin Dearborn. “Tim is a proven operator, who has both an entrepreneurial spirit and deep expertise in transforming media companies.”

Knight recently served as President of the digital media company, Advance Ohio, where he directed the overall strategy, sales, marketing and content of cleveland.com, one of the largest news and information sites in Ohio.  Prior to that, Knight served as the CEO of Wrapports LLC, President and CEO of Newsday Media Group and as General Manager of the Chicago Tribune Media Group.

Conference Call Webcast
The Company’s earnings conference call will be held at 4 p.m. CT today, February 22, and will be accessible live to the public via webcast and on dial-in conference lines.  To access the live webcast and view materials related to the earnings announcement, including any investor presentation, please visit investor.tronc.com.  Participants can dial 1-844-494-0195 in the U.S. or 1-508-637-5599 internationally at least 10 minutes prior to the scheduled start and enter Confirmation ID (passcode) of 62942705.  The conference call will be “listen only” for participants other than tronc management and financial analysts.  The conference call will be available on-demand via the Investor Relations section of the Company’s website, approximately one hour after conclusion of the call. The audio also will be available for one year on the Company’s website, and the replay via telephone will be available until March 1, 2017. To access the replay via telephone, dial 1-855-859-2056 in the U.S. or 1-404-537-3406 internationally, code 62942705.

Use of Non-GAAP Financial Measures
To provide investors with additional information regarding tronc’s financial results, this press release includes references to Adjusted EBITDA, Adjusted total operating expenses, Adjusted Net Income and Adjusted Diluted EPS.  These are not measures presented in accordance with generally accepted accounting principles in the United States (US GAAP) and tronc’s use of the terms Adjusted EBITDA, Adjusted total operating expenses, Adjusted Net Income and Adjusted Diluted EPS may vary from that of others in the Company’s industry.  Adjusted EBITDA, Adjusted total operating expenses, Adjusted Net Income and Adjusted Diluted EPS should not be considered as an alternative to net income (loss), income from operations, operating expenses, net income (loss) per diluted share, revenues or any other performance measures derived in accordance with US GAAP as measures of operating performance or liquidity.  Further information regarding tronc’s presentation of these measures, including a reconciliation of Adjusted EBITDA, Adjusted total operating expenses, Adjusted Net Income and Adjusted Diluted EPS to the most directly comparable US GAAP financial measure, is included below in this press release.

Cautionary Statements Regarding Forward-looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding tronc's business transformation strategy and 2017 guidance. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “continue,” “business outlook,” “estimate,” “outlook,” or similar expressions constitute forward-looking statements. Differences in tronc's actual results from those described in these forward-looking statements may result from actions taken by tronc as well as from risks and uncertainties beyond tronc’s control. These risks and uncertainties include changes in advertising demand, circulation levels and audience shares; competition and other economic conditions; the Company's ability to develop and grow its online businesses; changes in newsprint price; the Company's ability to establish and maintain effective internal control over financial reporting; concentration of stock ownership among the Company's existing directors and principal stockholders whose interests may differ from those of other stockholders; and other events beyond the Company’s control that may result in unexpected adverse operating results. The Company’s actual results could also be impacted by the other risks detailed from time to time in its publicly filed documents, including in Item 1A (Risk Factors) of its most recent Annual Report on Form 10-K, in its Quarterly Reports on Form 10-Q and in other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

About tronc, Inc.
tronc, Inc. (NASDAQ:TRNC) is a media company rooted in award-winning journalism, which operates over 160 titles in nine of the nation's largest markets.  tronc develops unique and valuable content across its vast media portfolio, which has earned a combined 92 Pulitzer Prizes, and is committed to informing and inspiring a growing monthly audience of 57 million.  For more information, please visit www.tronc.com.

Exhibits:
Condensed Consolidated Statements of Income (Loss)
Notes to Condensed Consolidated Statements of Income (Loss)
Condensed Consolidated Balance Sheets
Non-GAAP Reconciliations - Net Income (Loss) to Adjusted EBITDA
Non-GAAP Reconciliations - Total Operating Expenses to Adjusted Total Operating Expenses
Non-GAAP Reconciliations - Net Income (Loss) to Adjusted Net Income and Adjusted Diluted EPS

(TRNC-F)

TRONC, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (In thousands, except per share data) (Unaudited)
Preliminary
	Three months ended		Year Ended
	December 25, 2016	December 27, 2015	December 25, 2016	December 27, 2015

Operating revenues	$425,422	$456,857	$1,606,378	$1,672,820

Operating expenses	383,572	446,835	1,553,265	1,647,853

Income from operations	41,850	10,022	53,113	24,967

Loss on equity investments, net	(203)	(622)	(690)	(1,164)
Interest expense, net	(6,587)	(6,851)	(26,703)	(25,972)
Reorganization items, net	(23)	(253)	(259)	(1,026)
Income (loss) before income taxes	35,037	2,296	25,461	(3,195)
Income tax expense (benefit)	15,621	2,373	18,924	(430)

Net income (loss)	$19,416	$(77)	$6,537	$(2,765)

Net income (loss) per common share:
Basic	$0.53	$—	$0.19	$(0.11)
Diluted	$0.53	$—	$0.19	$(0.11)

Weighted average shares outstanding:
Basic	36,428	26,233	33,788	25,990
Diluted	36,677	26,233	33,935	25,990

Dividends declared per common share:	$—	$0.175	$—	$0.700

The tables below show the segmentation of income and expenses for the three and twelve months ended December 25, 2016 as compared to the three and twelve months ended December 27, 2015.  Each three-month period consists of 13 weeks and each twelve-month period consists of 52 weeks.

	troncM		troncX		Corporate and Eliminations		Consolidated
	Three months ended		Three months ended		Three months ended		Three months ended
	Dec. 25, 2016	Dec. 27, 2015	Dec. 25, 2016	Dec. 27, 2015	Dec. 25, 2016	Dec. 27, 2015	Dec. 25, 2016	Dec. 27, 2015
Total revenues	$367,463	$399,589	$60,227	$59,655	$(2,268)	$(2,387)	$425,422	$456,857
Operating expenses	311,148	338,354	51,387	49,167	21,037	59,314	383,572	446,835
Income (loss) from operations	56,315	61,235	8,840	10,488	(23,305)	(61,701)	41,850	10,022
Depreciation and amortization	6,170	5,625	3,030	893	5,500	7,954	14,700	14,472
Adjustments	1,677	(3,151)	561	1,428	8,031	45,731	10,269	44,008
Adjusted EBITDA	$64,162	$63,709	$12,431	$12,809	$(9,774)	$(8,016)	$66,819	$68,502

	troncM		troncX		Corporate and Eliminations		Consolidated
	Year Ended		Year Ended		Year Ended		Year Ended
	Dec. 25, 2016	Dec. 27, 2015	Dec. 25, 2016	Dec. 27, 2015	Dec. 25, 2016	Dec. 27, 2015	Dec. 25, 2016	Dec. 27, 2015
Total revenues	$1,378,028	$1,448,249	$236,171	$233,505	$(7,821)	$(8,934)	$1,606,378	$1,672,820
Operating expenses	1,257,265	1,345,564	210,620	194,697	85,380	107,592	1,553,265	1,647,853
Income (loss) from operations	120,763	102,685	25,551	38,808	(93,201)	(116,526)	53,113	24,967
Depreciation and amortization	23,656	21,338	11,563	2,329	22,280	30,966	57,499	54,633
Adjustments	15,147	18,071	3,978	1,769	50,804	57,744	69,929	77,584
Adjusted EBITDA	$159,566	$142,094	$41,092	$42,906	$(20,117)	$(27,816)	$180,541	$157,184

troncM
	Three Months Ended			Year Ended
	December 25, 2016	December 27, 2015	% Change	December 25, 2016	December 27, 2015	% Change
Operating revenues:
Advertising	$187,609	$223,426	(16.0%)	$680,842	$764,025	(10.9%)
Circulation	126,046	120,129	4.9%	482,877	459,761	5.0%
Other	53,808	56,034	(4.0%)	214,309	224,463	(4.5%)
Total revenues	367,463	399,589	(8.0%)	1,378,028	1,448,249	(4.8%)
Operating expenses	311,148	338,354	(8.0%)	1,257,265	1,345,564	(6.6%)
Income from operations	56,315	61,235	(8.0%)	120,763	102,685	17.6%
Depreciation and amortization	6,170	5,625	9.7%	23,656	21,338	10.9%
Adjustments	1,677	(3,151)	*	15,147	18,071	(16.2%)
Adjusted EBITDA	$64,162	$63,709	0.7%	$159,566	$142,094	12.3%

* Represents positive or negative change in excess of 100%

troncX
	Three Months Ended			Year Ended
	December 25, 2016	December 27, 2015	% Change	December 25, 2016	December 27, 2015	% Change
Operating revenues:
Advertising	$47,560	$49,207	(3.3%)	$193,997	$191,831	1.1%
Content	12,667	10,448	21.2%	42,174	41,674	1.2%
Total revenues	60,227	59,655	1.0%	236,171	233,505	1.1%
Operating expenses	51,387	49,167	4.5%	210,620	194,697	8.2%
Income from operations	8,840	10,488	(15.7%)	25,551	38,808	(34.2%)
Depreciation and amortization	3,030	893	*	11,563	2,329	*
Adjustments	561	1,428	*	3,978	1,769	*
Adjusted EBITDA	$12,431	$12,809	(3.0%)	$41,092	$42,906	(4.2%)

* Represents positive or negative change in excess of 100%

TRONC, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)
Preliminary

	December 25, 2016	December 27, 2015
Assets
Current Assets:
Cash	$198,349	$40,832
Accounts receivable	195,519	240,813
Inventories	10,950	13,688
Prepaid expenses	12,879	12,845
Other	5,984	3,979
Total current assets	423,681	312,157
Net Properties, Plant and Equipment	67,866	77,450
Other Assets
Goodwill	122,469	123,992
Intangible assets, net	132,161	133,862
Software, net	54,565	67,089
Investments and other assets	88,024	118,416
Total other assets	397,219	443,359
Total assets	$888,766	$832,966

Liabilities and Equity
Current Liabilities
Current portion of long-term debt	$21,617	$21,826
Accounts payable	70,148	80,881
Other	173,122	210,723
Total current liabilities	264,887	313,430
Non-Current Liabilities
Long-term debt	349,128	367,847
Other non-current liabilities	166,870	166,087
Total non-current liabilities	515,998	533,934

Equity
Total stockholders' equity	107,881	(14,398)
Total liabilities and equity	$888,766	$832,966

TRONC, INC. NON-GAAP RECONCILIATIONS (In thousands) (Unaudited)
Preliminary
Reconciliation of Net Income (Loss) to Adjusted EBITDA:

	Three months ended			Year Ended
	December 25, 2016	December 27, 2015	% Change	December 25, 2016	December 27, 2015	% Change

Net income (loss)	$19,416	$(77)	*	$6,537	$(2,765)	*

Income tax expense (benefit)	15,621	2,373	*	18,924	(430)	*
Loss on equity investments, net	203	622	(67.4%)	690	1,164	(40.7%)
Interest expense, net	6,587	6,851	(3.9%)	26,703	25,972	2.8%
Reorganization items, net	23	253	*	259	1,026	(74.8%)

Income from operations	41,850	10,022	*	53,113	24,967	*

Depreciation and amortization	14,700	14,472	1.6%	57,499	54,633	5.2%
Restructuring and transaction costs(1)	5,796	13,344	(56.6%)	45,916	41,859	9.7%
Stock-based compensation	2,424	1,762	37.6%	8,424	6,822	23.5%
Employee voluntary separation program	2,049	45,586	(95.5%)	15,589	45,586	(65.8%)
Litigation settlement(2)	—	(6,955)	*	—	2,145	*
Gain from termination of post-retirement benefits	—	(9,729)	*	—	(18,828)	*

Adjusted EBITDA	$66,819	$68,502	(2.5%)	$180,541	$157,184	14.9%

* Represents positive or negative change in excess of 100%

(1) - Restructuring and transaction costs include costs related to tronc's internal restructuring, such as severance related to the IT outsourcing efforts, charges associated with vacated space and costs related to completed and potential acquisitions.
(2) - Adjustment to litigation settlement reserve.

Adjusted EBITDA and Adjusted EBITDA margin

The Company defines Adjusted EBITDA as net income before equity in earnings of unconsolidated affiliates, income taxes, interest expense, other (expense) income, realized gain (loss) on investments, reorganization items, depreciation and amortization, and other items that the Company does not consider in the evaluation of ongoing operating performance.  These items include stock-based compensation expense, restructuring charges, transaction expenses, and certain other charges and gains that the Company does not believe reflects the underlying business performance (including spin-related costs).  Adjusted EBITDA margin is defined as Adjusted EBITDA divided by Revenue.  Management believes that because Adjusted EBITDA excludes (i) certain non-cash expenses (such as depreciation, amortization, stock-based compensation, and gain/loss on equity investments) and (ii) expenses that are not reflective of the Company’s core operating results over time (such as restructuring costs, including the employee voluntary separation program and gain/losses on employee benefit plan terminations, litigation or dispute settlement charges or gains, and transaction-related costs), this measure provides investors with additional useful information to measure the Company’s financial performance, particularly with respect to changes in performance from period to period. The Company's management uses Adjusted EBITDA (a) as a measure of operating performance; (b) for planning and forecasting in future periods; and (c) in communications with the Company’s Board of Directors concerning the Company’s financial performance. In addition, Adjusted EBITDA, or a similarly calculated measure, is used as the basis for certain financial maintenance covenants that the Company is subject to in connection with certain credit facilities. Since not all companies use identical calculations, the Company's presentation of Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to other similarly titled measures of other companies and should not be used by investors as a substitute or alternative to net income or any measure of financial performance calculated and presented in accordance with GAAP. Instead, management believes Adjusted EBITDA and Adjusted EBITDA margin should be used to supplement the Company’s financial measures derived in accordance with GAAP to provide a more complete understanding of the trends affecting the business.

Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for, or more meaningful than, amounts determined in accordance with GAAP. Some of the limitations to using non-GAAP measures as an analytical tool are:  they do not reflect the Company’s interest income and expense, or the requirements necessary to service interest or principal payments on the Company’s debt;  they do not reflect future requirements for capital expenditures or contractual commitments; and although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and non-GAAP measures do not reflect any cash requirements for such replacements.

The Company does not provide a reconciliation of Adjusted EBITDA guidance due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for restructuring and transaction costs, stock-based compensation amounts and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

Net Debt

Net Debt is defined as Total Debt less Cash.  The Company's management believes that the presentation of Net Debt provides useful information to investors as management reviews Net Debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.

TRONC, INC. NON-GAAP RECONCILIATIONS (In thousands) (Unaudited)
Preliminary
Reconciliation of Total Operating Expenses to Adjusted Total Operating Expenses(1):

	Three Months Ended December 25, 2016			Three Months Ended December 27, 2015
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted

Compensation	$143,940	$(14,069)	$129,871	$186,507	$(44,399)	$142,108
Newsprint and ink	26,732	(2,545)	24,187	30,504	(2,986)	27,518
Outside services	125,745	(12,514)	113,231	140,588	(21,639)	118,949
Other	72,455	(4,242)	68,213	74,764	(862)	73,902
Depreciation and amortization	14,700	(14,700)	—	14,472	(14,472)	—

Total operating expenses	$383,572	$(48,070)	$335,502	$446,835	$(84,358)	$362,477

	Year Ended December 25, 2016			Year Ended December 27, 2015
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted

Compensation	$597,293	$(72,534)	$524,759	$649,905	$(63,022)	$586,883
Newsprint and ink	103,906	(10,601)	93,305	122,339	(7,417)	114,922
Outside services	494,478	(55,268)	439,210	513,896	(53,193)	460,703
Other	300,089	(27,915)	272,174	307,080	(17,545)	289,535
Depreciation and amortization	57,499	(57,499)	—	54,633	(54,633)	—

Total operating expenses	$1,553,265	$(223,817)	$1,329,448	$1,647,853	$(195,810)	$1,452,043

(1)Adjusted total operating expenses is defined and calculated differently from the Adjusted cash operating expenses measure the Company reported prior to the first quarter of 2016.  The following adjustments include expenses listed in the reconciliation of Adjusted EBITDA: Compensation, Outside services, Other general and administrative and Depreciation and amortization.  All of the adjustments include expenses related to The San Diego Union-Tribune.

Adjusted Total Operating Expenses

Adjusted total operating expenses consist of total operating expenses per the income statement, adjusted to exclude the impact of items listed in the Adjusted EBITDA non-GAAP reconciliation and expenses relating to The San Diego Union-Tribune.  Management believes that Adjusted total operating expenses is informative to investors as it enhances the investors' overall understanding of the financial performance of the Company's business as they analyze current results compared to prior periods.

TRONC, INC.
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)
Preliminary
Reconciliation of Net Income (Loss) to Adjusted Net Income and Adjusted Diluted EPS:

	Three months ended
	December 25, 2016		December 27, 2015

	Earnings	Diluted EPS	Earnings	Diluted EPS

Net income (loss) - GAAP	$19,416	$0.53	$(77)	$—

Pre-spin tax adjustment from TCO	—	—	—	—
Adjustments to operating expenses, net of 40% tax:
Restructuring and transaction costs	3,478	0.09	8,006	0.30
Employee voluntary separation program	1,229	0.03	27,352	1.04

Adjusted net income - Non-GAAP	$24,123	$0.66	$35,281	$1.34

	Year Ended
	December 25, 2016		December 27, 2015

	Earnings	Diluted EPS	Earnings	Diluted EPS

Net income (loss) - GAAP	$6,537	$0.19	$(2,765)	$(0.11)

Pre-spin tax adjustment from TCO	7,063	0.21	—	—
Adjustments to operating expenses, net of 40% tax:
Restructuring and transaction costs	27,550	0.81	25,115	0.96
Employee voluntary separation program	9,353	0.28	27,352	1.05

Adjusted net income - Non-GAAP	$50,503	$1.49	$49,702	$1.90

Adjusted Net income and Adjusted Diluted EPS

Adjusted net income is defined as Net income - GAAP excluding the following adjustments:  Restructuring and transaction costs and Employee voluntary separation program, net of the impact of income taxes and pre-spin allocated tax adjustments from Tribune Media Company ("TCO").

Adjusted Diluted EPS computes Adjusted net income divided by diluted weighted average shares outstanding.

Management believes Adjusted Net income and Adjusted Diluted EPS are informative to investors as they enhance investors' overall understanding of the financial performance of the Company's business as they analyze current results compared to future recurring projections.

CONTACT:
Investor Contact:
Kimbre Neidhart, 469-528-9366
kneidhart@tronc.com

Press Contact:
Dana Meyer, 312-222-3308
dmeyer@tronc.com